AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 1994
                                                 REGISTRATION NO. 33-
=============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                          ADVANCED MICRO DEVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    DELAWARE                       One AMD Place                 94-1692300
(State or other         Sunnyvale, California 94088-3453      (I.R.S. Employer
jurisdiction of                  (408) 732-2400           Identification Number)
incorporation)         (Address, including zip code, and
                          telephone number, including
                       area code, of Registrant's principal
                                executive offices)

                               MARVIN D. BURKETT
                             Senior Vice President
                   Chief Administrative Officer and Secretary
                     Chief Financial Officer and Treasurer
                                 One AMD Place
                        Sunnyvale, California 94088-3453
                                 (408) 732-2400
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                                   ----------
      The Commission is requested to send copies of all communications to:

    VICTOR J. BACIGALUPI, ESQ.                RICHARD H. LOVGREN, ESQ.
  Bronson, Bronson & McKinnon                  Acting General Counsel
     505 Montgomery Street                   Advanced Micro Devices, Inc.
  San Francisco, California 94111           One AMD Place, P.O. Box 3453
        (415) 986-4200                     Sunnyvale, California 94088-3453
                                                  (408) 749-2343

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
                                   ----------
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / X /
                                    ---------

                       CALCULATION  OF  REGISTRATION  FEE
===========================================================================================
                                                    Proposed     Proposed
            Title of                                 Maximum      Maximum
          Each Class of                Amount        Offering    Aggregate      Amount of
           Securities                   to be         Price       Offering     Registration
         to be Registered             Registered     Per Unit     Price(1)        Fee
- -------------------------------------------------------------------------------------------
Debt Securities......................
Preferred Stock, $0.10 par value.....
Depositary Shares....................
Common Stock, $0.01 par value(2) ...
Warrants to Purchase Common
  Stock ..............................
  Total..............................      (3)           (3)   $400,000,000  $137,931.03
=============================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).

(2) Includes Preferred Stock Purchase Rights, which prior to the occurrence of certain events will not be exercisable or evidenced separately from the Common Stock.

(3) Not applicable pursuant to General Instruction II(D) to Form S-3 under the Securities Act of 1933.

                                   ----------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

===============================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                   SUBJECT TO COMPLETION, DATED APRIL 1, 1994

PROSPECTUS                                                            [logo]


                          ADVANCED MICRO DEVICES, INC.
                                DEBT SECURITIES
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                  COMMON STOCK
                       WARRANTS TO PURCHASE COMMON STOCK
                                   ----------

   Advanced Micro Devices, Inc. (the "Company"), directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $400,000,000 in the aggregate of
(a) secured or unsecured debt securities (the "Debt Securities") of the Company, which may be either senior debt securities (the "Senior Debt Securities"), senior subordinated debt securities (the "Senior Subordinated Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"), (b) shares of preferred stock, par value $0.10 per share (the "Preferred Stock"), of the Company in one or more series, (c) depositary shares of the Company (the "Depositary Shares") evidencing fractions of shares of Preferred Stock, (d) shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company accompanied by preferred stock purchase rights ("Rights"), and (e) warrants to purchase Common
Stock (the "Warrants"), or any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale. The Debt Securities may be issued as exchangeable and/or convertible Debt Securities exchangeable for or convertible into shares of Common Stock, Preferred Stock or any other Security. The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock, Preferred Stock or any other Security. The Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock and the Warrants are collectively referred to herein as the "Securities."

   When a particular series of Securities is offered, a supplement to this Prospectus (each a "Prospectus Supplement") will be delivered with this Prospectus. For Debt Securities, the Prospectus Supplement will set forth with respect to such series (the "Offered Debt Securities"): the designation (including whether senior, senior subordinated or subordinated and whether convertible or exchangeable); the nature and terms of the security for any secured Offered Debt Securities; aggregate principal amount; authorized denominations; maturity; rate or rates (or method of determining the same) and the time or times of payment of any interest; the purchase price; any optional or mandatory redemption provisions; any sinking fund provisions; provisions relating to any conversion or exchange feature of the Offered
Debt Securities; and any other specific terms of the Offered Debt Securities. For Preferred Stock and Depositary Shares, the Prospectus Supplement will set forth with respect to such series (the "Offered Preferred Stock" or the "Offered Depositary Shares"): aggregate number of shares offered; the public offering price; designation, rights, preferences and limitations, including rate or rates (or method of determining the same) and the time or times of payment of dividends; voting rights, if any; liquidation preference; any conversion, exchange, redemption or sinking fund provisions; and any other specific terms of the Offered Preferred Stock or the Offered
Depositary Shares. In addition, with respect to the Offered Depositary
Shares, the Prospectus Supplement will set forth the fraction of a share of Preferred Stock represented by each of the Offered Depositary Shares. For Common Stock, the Prospectus Supplement will set forth the terms of the offering and sale. For Warrants, the Prospectus Supplement will set forth with respect to such series (the "Offered Warrants"): offering price, exercise price, duration, detachability, call provisions and any other specific terms of the Offered Warrants.

   SEE "INVESTMENT CONSIDERATIONS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PROSPECTIVE INVESTOR.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

   The Securities may be sold directly by the Company, through agents designated from time to time or to or through underwriters or dealers. The Company reserves the sole right to accept, and together with its agents, from time to time, to reject in whole or in part any proposed purchase of Securities to be made directly or through agents. See "Plan of Distribution." If any such agents or underwriters are involved in the sale of any Securities, the names of such agents or underwriters and any applicable fees, commissions or discounts will be set forth in the applicable Prospectus Supplement.

   This Prospectus may not be used to consummate sales of Securities unless accompanied by the applicable Prospectus Supplement.

            The date of this Prospectus is             , 1994.

   IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET, OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                             AVAILABLE INFORMATION

   Advanced Micro Devices, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange
Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024,
Washington, D.C. 20549, and the public reference facilities in the New York Regional Office, Seven World Trade Center, 13th Floor, New York, New
York 10048, and Chicago Regional Office, Northwestern Atrium Center, 500
West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material can also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York
10005.

   This Prospectus constitutes a part of a registration statement on Form
S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, with respect to the Securities offered hereby. This Prospectus does not contain all the information included in such Registration Statement, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement and the exhibits thereto.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents heretofore filed by the Company with the Commission are incorporated herein by reference: (a) Annual Report on Form 10-K for the fiscal year ended December 26, 1993, filed pursuant to Section 13 of the Exchange Act; (b) Current Reports on Form 8-K dated February 10 and March 10, 1994, filed pursuant to Section 13 of the Exchange Act; (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed September 14, 1979; (d) the description of the Company's Depositary Convertible Exchangeable Preferred Shares, each representing 1/10th share of $30.00 Convertible Exchangeable Preferred Stock, $0.10 par value, contained in the Company's Registration Statement on Form 8-A filed February 18, 1987, and Amendment No. 1 thereto filed March 25, 1987; and (e) the description of the Company's Series A Junior Participating Preferred Stock, $0.10 par value, and shareholder rights plan contained in the Company's Registration Statement on Form 8-A filed February 21, 1990.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering covered by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of the Registration Statement or this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

   The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to: Corporate Secretary, Advanced Micro Devices, Inc., One
AMD Place, Sunnyvale, California 94088-3453 (telephone: (408) 732-2400).
The information relating to the Company contained in this Prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference herein.

                           THE COMPANY

   Advanced Micro Devices, Inc. ("AMD" or the "Company"), a Delaware corporation, was founded in 1969, became a publicly held company in 1972 and since 1979 has been listed on the New York Stock Exchange ("NYSE") with the trading symbol of AMD. The Company designs, develops, manufactures and markets complex monolithic integrated circuits for use by manufacturers of a broad range of electronic equipment and systems.

   The Company has sales offices worldwide, and has manufacturing or testing facilities in Sunnyvale and Santa Clara, California; Austin, Texas; Atsugi, Japan; Bangkok, Thailand; Penang, Malaysia; Singapore; and Basingstoke, England. The Company employs approximately 11,895 people worldwide. Its executive offices and corporate headquarters are located at One AMD Place, Sunnyvale, California 94088-3453, and its telephone number is (408) 732-2400.


                          INVESTMENT CONSIDERATIONS

   Potential investors are encouraged to consider information concerning the Company's on-going legal proceedings and litigation, including the litigation with Intel Corporation ("Intel"), described in the Company's Current Report on Form 8-K dated March 10, 1994, and the factors described under "Factors That May Affect Future Results of Operations and Financial Condition" in "Management's Discussion and Analysis of Results of Operations and Financial Condition" contained in Exhibit 13 to the Company's Annual Report on Form 10-K for the fiscal year ended December
26, 1993 (the "1993 10-K"), all as modified and superseded by any document filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus.

   The Company is dependent upon a foundry arrangement with Digital Equipment Corporation ("DEC") to provide sufficient production capacity to meet the expected demand in 1995 for its Am486TM microprocessor products. The Company has entered into a strategic alliance with Hewlett-Packard Corporation ("HP") to collaborate on the development of advanced process technology to enable the Company to produce microprocessors and logic devices with 0.35 micron CMOS logic technology, and the Company is dependent upon this alliance with respect to the development of this technology. Additional information concerning the Company's relationships with DEC and HP is set forth under "Business-Process Technology and Manufacturing" in the 1993 10-K. The Company has entered into a joint venture relationship with Fujitsu Limited for the development and manufacturing of EPROMS and Flash memory devices and is dependent on this relationship with respect to such devices. For additional information concerning this joint venture, see "Business- Products-Joint Venture with Fujitsu Limited" in the 1993 10-K.

   The Company is currently developing its next generation of central processing unit ("CPU") microprocessor products, known as the "K series."
The CPU microprocessor products currently produced by the Company primarily for use in personal computers and workstations are based on the iAPX architecture originally developed by Intel. The K series products, however, will be based on superscalar RISC-type architecture. The K series will face competition not only from iAPX products but also from products based upon an increased number of different architectures which have been developed or are under development by HP, IBM Corporation, Motorola, Inc., Sun Microsystems, Inc. and other manufacturers of integrated circuits. No assurance can be given that the Company's K series products will achieve market acceptance. See "Business-Products-Microprocessors" in the 1993 10-K.


                         USE OF PROCEEDS

   Except as otherwise provided in the Prospectus Supplement, the net proceeds from the sale of Securities offered hereby will be used for general corporate purposes, which may include the reduction of outstanding indebtedness, working capital increases and capital expenditures.


              RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


Ratio of Earnings to Fixed Charges:

   The following table sets forth the ratios of earnings to fixed charges for the Company for the periods indicated.


                                  Fiscal Year Ended
- -----------------------------------------------------------------------------
December 31,    December 30,    December 29,     December 27,    December 26,
   1989            1990            1991              1992            1993
- -----------      ----------     ----------        ----------      ----------
  2.71 x            (a)            5.11 x            9.43 x         18.59 x
- ----------
(a) The amount of additional earnings required to cover fixed charges in the fiscal year ended December 30, 1990, was $63,731,000.



Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends:

   The following table sets forth the ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated.

                                  Fiscal Year Ended
- -----------------------------------------------------------------------------
December 31,    December 30,    December 29,     December 27,    December 26,
   1989            1990            1991              1992            1993
- -----------      ----------     ----------        ----------      ----------
   1.94 x           (a)            3.94 x            6.93 x         10.30 x
- ----------
(a) The amount of additional earnings required to cover fixed charges and preferred stock dividends in the fiscal year ended December 30, 1990, was $74,081,000.


   The ratio of earnings to fixed charges has been computed by dividing earnings by fixed charges. The ratio of earnings to fixed charges and preferred stock dividends has been computed by dividing earnings by the sum of fixed charges and preferred stock dividend requirements. Earnings consist of income before income taxes, amortization of capitalized interest plus fixed charges other than capitalized interest. Fixed charges consist of interest on all indebtedness, amortization of debt issuance costs and the portion of rental expense representative of interest.


                       GENERAL DESCRIPTION OF SECURITIES

   The Company, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $400,000,000 in the aggregate of (a) secured or unsecured debt securities (the "Debt Securities") of the Company, which may be senior debt securities (the "Senior Debt Securities"), senior subordinated debt securities (the "Senior Subordinated Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"), (b) shares of preferred stock, par value $0.10 per share (the "Preferred Stock"), of the Company in one or more series, (c) depositary shares of the Company (the "Depositary Shares") evidencing fractions of shares of Preferred Stock, (d) shares of common stock, par value $0.01 per share (the "Common Stock") of the Company, accompanied by preferred stock purchase rights ("Rights"), and
(e) warrants to purchase Common Stock (the "Warrants"), or any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale. The Debt Securities may be issued as exchangeable and/or convertible Debt Securities exchangeable for or convertible into shares of Common Stock, Preferred Stock or any other Security. The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock, Preferred Stock or any other Security. The Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock and the Warrants are collectively referred to herein as the "Securities."


                         DESCRIPTION OF DEBT SECURITIES

   The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus
Supplement and the extent, if any, to which such general provisions do not apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

   Debt Securities may be issued from time to time in series under an indenture, and one or more indentures supplemental thereto (collectively, the "Indenture"), between the Company and a trustee to be identified in the applicable Prospectus Supplement (the "Trustee"). The terms of the Debt Securities will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") as in effect on the date of the Indenture. The Debt Securities will be subject to all such terms, and potential investors in the Debt Securities are referred to the Indenture and the TIA for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. A copy of the proposed form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. As used under this caption, unless the context otherwise requires, Offered Debt Securities shall mean the Debt Securities offered by this Prospectus and the accompanying
Prospectus Supplement.


GENERAL

   The Indenture will provide for the issuance of Debt Securities in series and will not limit the principal amount of Debt Securities which may be issued thereunder.

   The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the series of Offered Debt Securities in respect of which this Prospectus is being delivered: (1) the title of the Offered Debt Securities; (2) whether the Offered Debt Securities are Senior Debt Securities, Senior Subordinated Debt Securities or Subordinated Debt Securities or any combination thereof; (3) any limit upon the aggregate principal amount of the Offered Debt Securities; (4) the date or dates on which the principal of the Offered Debt Securities is payable; (5) the rate or rates at which the Offered Debt Securities will bear interest, if any, or the manner in which such rate or rates are determined; (6) the date or dates from which any such interest will accrue, the interest payment dates on which any such interest on the Offered Debt Securities will be payable and the record dates for the determination of holders to whom interest is payable; (7) the obligation of the Company, if any, to redeem, purchase or repay the Offered Debt Securities, in whole or in part, pursuant to any sinking fund or analogous provisions or at the option of the holders and the price or prices at which and the period and periods within which and the terms and conditions upon which the Offered Debt Securities shall be redeemed, purchased or repaid pursuant to such obligation; (8) the place or places where the principal of and any interest on the Offered Debt Securities will be payable; (9) the denominations in which any Offered Debt Securities will be issuable, if other than denominations of U.S. $1,000 and any integral multiple thereof; (10) if other than the principal amount thereof, the portion of the principal amount of the Offered Debt Securities of the series which will be payable upon declaration of the acceleration of the maturity thereof;
(11) any addition to or change in the covenants which apply to the Offered Debt Securities; (12) any Events of Default with respect to the Offered Debt Securities, if not otherwise set forth under "Events of Default;" (13) whether the Offered Debt Securities will be issued in whole or in part in global form; the terms and conditions, if any, upon which such global Offered Debt Securities may be exchanged in whole or in part for other individual securities, and the depositary for such Offered Debt Securities; (14) the terms and conditions, if any, upon which the Offered Debt Securities may be exchanged for or converted into other securities or property; (15) the nature and terms of the security for any secured Offered Debt Securities; and (16) any other terms of the Offered Debt Securities, which terms shall not be inconsistent with the provisions of the Indenture.

   Debt Securities may be issued at a discount from their principal amount ("Original Issue Discount Securities"). Federal income tax considerations and other special considerations applicable to any such Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

   Debt Securities may be issued in bearer form, with or without coupons. Federal income tax considerations and other special considerations applicable to bearer securities will be described in the applicable Prospectus Supplement.

   Unless otherwise indicated in this Prospectus or a Prospectus
Supplement, the Debt Securities will be unsecured and will not have the benefit of any covenants that limit or restrict the Company's business or operations, the pledging of the Company's assets or the incurrence of indebtedness by the Company.


STATUS OF DEBT SECURITIES

   The Senior Debt Securities will be unsubordinated obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

   The obligations of the Company pursuant to Senior Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Indenture, to all Senior Indebtedness of the Company. Except to the extent set forth in the Prospectus Supplement, "Senior Indebtedness" of the Company is defined to mean the principal of, and premium, if any, and any interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) on (a) all indebtedness of the Company whether heretofore or hereafter incurred (i) for borrowed money or (ii) incurred in connection with the acquisition by the Company or a subsidiary of assets other than in the ordinary course of business, for the payment of which the Company is liable directly or indirectly by guarantee, letter of credit, obligation to purchase or acquire or otherwise, or the payment of which is secured by a lien, charge or encumbrance on assets acquired by the Company, (b) amendments, modifications, renewals, extensions and deferrals of any such indebtedness, and (c) any indebtedness issued in exchange for any such indebtedness (clauses (a) through (c) hereof being collectively referred to herein as "Debt"); provided, however, that the following will not constitute Senior Indebtedness with respect to Senior Subordinated Debt Securities: (1) any Debt as to which, in the instrument evidencing such Debt or pursuant to which such Debt was issued, it is expressly provided that such Debt is subordinate in right of payment to all Debt of the Company not expressly subordinated to such Debt; (2) any Debt which by its terms refers explicitly to the Senior Subordinated Debt Securities and states that such Debt shall not be senior in right of payment; and (3) any Debt of the Company in respect of the Senior Subordinated Debt Securities or any Subordinated Debt Securities. The Company will not issue Debt which is subordinated in right of payment to any other Debt of the Company and which is not expressly made pari passu with, or subordinate and junior in right of payment to, the Senior Subordinated Debt Securities.

   The obligations of the Company pursuant to Subordinated Debt
Securities will be subordinate in right of payment to all Senior Indebtedness of the Company and to any Senior Subordinated Debt Securities; provided, however, that the following will not constitute Senior Indebtedness with respect to Subordinated Debt Securities: (1) any Debt as to which, in the instrument evidencing such Debt or pursuant to which such Debt was issued, it is expressly provided that such Debt is subordinate in right of payment to all Debt of the Company not expressly subordinated to such Debt; and (2) any Debt of the Company in respect of Subordinated Debt Securities and any Debt which by its terms refers explicitly to the Subordinated Debt Securities and states that such Debt shall not be senior in right of payment.

   No payment pursuant to the Senior Subordinated Debt Securities or the Subordinated Debt Securities, as the case may be, may be made unless all amounts of principal, premium, if any, and interest then due on all applicable Senior Indebtedness of the Company shall have been paid in full or if there shall have occurred and be continuing beyond any applicable grace period a default in any payment with respect to any such Senior Indebtedness, or if there shall have occurred any event of default with respect to any such Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default. However, the Company may make payments pursuant to the Senior Subordinated Debt Securities or the Subordinated Debt Securities, as the case may be, if a default in payment or an event of default with respect to the Senior Indebtedness permitting the holder thereof to accelerate the maturity thereof has occurred and is continuing and judicial proceedings with respect thereto have not been commenced within a certain number of days of such default in payment or event of default. Upon any distribution of the assets of the Company upon dissolution, winding-up, liquidation or reorganization, the holders of Senior Indebtedness of the Company will be entitled to receive payment in full of principal, premium, if any, and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) before any payment is made on the Senior Subordinated Debt Securities or Subordinated Debt Securities, as applicable. By reason of such subordination, in the event of insolvency of the Company, holders of Senior Indebtedness of the Company may receive more, ratably, and holders of the Senior Subordinated Debt Securities or Subordinated
Debt Securities, as applicable, having a claim pursuant to the Senior Subordinated Debt Securities or Subordinated Debt Securities, as applicable, may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default in respect of the Senior Subordinated Debt Securities or the Subordinated
Debt Securities.


CONVERSION RIGHTS

   The terms, if any, on which Debt Securities of a series may be exchanged for or converted into shares of Common Stock, Preferred Stock or any other Security will be set forth in the Prospectus Supplement relating thereto.


EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

   Unless otherwise specified in the applicable Prospectus Supplement, payment of principal, premium, if any, and any interest on the Debt Securities will be payable, and the exchange of and the transfer of Debt Securities will be registrable, at the office of the Trustee or at any other office or agency maintained by the Company for such purpose subject to the limitations of the Indenture. Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be issued in denominations of U.S. $1,000 or integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge imposed in connection therewith.


SECURED DEBT SECURITIES

   The terms, if any, on which Debt Securities of a series may be secured will be set forth in the Prospectus Supplement relating thereto. The terms of the Company's current credit agreements generally prohibit the Company from encumbering its assets. With certain limited exceptions, so long as these provisions are in effect, the Company may not issue secured Debt Securities without having first obtained modifications or waivers of these provisions.


BOOK-ENTRY DEBT SECURITIES

   The Debt Securities of a series may be issued in the form of one or more Global Securities that will be deposited with a depositary or its nominee identified in the applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Security or Securities. Each Global Security will be deposited with such depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

   Notwithstanding any provision of the Indenture or any Debt Security described herein, no Global Security may be transferred to, or registered or exchanged for Debt Securities registered in the name of, any Person other than the depositary for such Global Security or any nominee of such depositary, and no such transfer may be registered, unless (i) the depositary has notified the Company that it is unwilling or unable to continue as depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, (ii) the Company executes and delivers to the Trustee an order that such Global Security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable, or (iii) there shall exist such circumstances, if any, as may be described in the applicable Prospectus Supplement. All Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the depositary may direct.

   The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements.

   Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a depositary will be represented by a Global Security registered in the name of such depositary or its nominee. Upon the issuance of such Global Security, and the deposit of such Global Security with or on behalf of the depositary for such Global Security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global
Security to the accounts of institutions that have accounts with such depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

   So long as the depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Unless otherwise specified in the applicable Prospectus
Supplement, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certified form and will not be considered the holders thereof for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture.
The Company understands that under existing industry practices, if the Company requests any action of holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a holder is entitled to give or take under the Indenture, the depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

   Notwithstanding any other provisions to the contrary in the Indenture, the rights of the beneficial owners of the Debt Securities to receive payment of the principal and premium, if any, of and interest on such Debt Securities, on or after the respective due dates expressed in such Debt Securities, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the beneficial owners.

   Principal of and any interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.


CONSOLIDATION, MERGER AND SALE OF ASSETS

   The Company, without the consent of a percentage of the holders of outstanding Debt Securities, may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its property or assets to any person unless (a) the Company is the surviving corporation or the entity or the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (b) the entity or person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Debt Securities and the Indenture; and (c) immediately prior to and after the transaction no Default or Event of Default exists.


COVENANTS OF THE COMPANY

   The applicable Prospectus Supplement will describe any material covenants in respect of a series of Offered Debt Securities. Other than the covenants of the Company included in the Indenture as described above or as described in the applicable Prospectus Supplement, there are no covenants or provisions in the Indenture that may afford holders protection in the event of a highly leveraged transaction or leveraged buyout involving the Company.


EVENTS OF DEFAULT

   Unless otherwise specified in the applicable Prospectus Supplement, the following will constitute Events of Default under the Indenture with respect to Debt Securities of any series:(a) failure to pay any interest on any Debt Security of that series when due, and the Default continues for 30 days; (b) failure to pay principal of any Debt Security of that series when due and payable at maturity, upon redemption or otherwise; (c) an Event of Default, as defined in the Debt Securities of that series, occurs and is continuing, or the Company fails to comply with any of its other agreements in the Debt Securities of that series or in the Indenture with respect to that series and the Default continues for the period and after the notice provided therein; and (d) certain events of bankruptcy, insolvency or reorganization. If an Event of Default with respect to outstanding Debt Securities of any series (other than an Event or Default relating to certain events of bankruptcy, insolvency or reorganization) shall occur and be continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of that series by notice to the Company and the Trustee, as provided in the Indenture, may declare the unpaid principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such lesser amount as may be specified in the terms of that series) of and any accrued interest on all Debt Securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see "Modification and Waiver" below.

   The Indenture will provide that, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the Trustee, the holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series.

   The Company will be required to furnish to the Trustee under the Indenture annually a statement as to the performance by the Company of its obligations under that Indenture and as to any default in such performance.


MODIFICATION AND WAIVER

   Subject to certain exceptions, the Company and the Trustee may supplement or amend the Indenture or the Debt Securities with the written consent of the holders of a majority in principal amount of the then outstanding Debt Securities of each series affected by the amendment with each series voting as a separate class. The holders of a majority in principal amount of the then outstanding Debt Securities of any series may also waive compliance in a particular instance by the Company with any provision of the Indenture with respect to the Debt Securities of that series; provided, however, that without the consent of each holder of Debt Securities affected, an amendment or waiver may not (i) reduce the percentage of the principal amount of Debt Securities whose holders must consent to an amendment or waiver; (ii) reduce the rate or change the time for payment of interest on any Debt Security; (iii) reduce the principal of or change the fixed maturity of any Debt Security, or alter the redemption provisions with respect thereto; (iv) make any Debt Security payable in money other than that stated in the Debt Security; (v) make any change in the provisions concerning waivers of Default or Events of Default by holders or the rights of holders to recover the principal of or interest on any Debt Security; or
(vi) waive a default in the payment of the principal of, or interest on, any Debt Security, except as otherwise provided in the Indenture. The Company and the Trustee may amend the Indenture or the Debt Securities without notice to or the consent of any holder of a Debt Security: (i) to cure any ambiguity, defect or inconsistency; (ii) to comply with the Indenture's provisions with respect to successor corporations; (iii) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA; (iv) to provide for Debt Securities in addition to or in place of certificated Debt Securities; (v) to add to, change or eliminate any of the provisions of the Indenture in respect of one of more series of Debt Securities, provided, however, that any such addition, change or elimination (A) shall neither (1) apply to any Debt Security of any series created prior to the execution of such amendment and entitled to the benefit of such provision, nor (2) modify the rights of a holder of any such Debt Security with respect to such provision, or (B) shall become effective only when there is no outstanding Debt Security of any series created prior to such amendment and entitled to the benefit of such provision; (vi) to make any change that does not adversely affect in any material respect the interests of the holders of any series of Debt Securities; or (vii) to establish additional series of Debt Securities as permitted by the Indenture.

   Subject to certain exceptions, the holders of a majority in principal amount of the then outstanding Debt Securities of any series, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences with respect to the Debt Securities of that series except a Default or Event of Default in the payment of the principal of or interest on any Debt Security.


TERMINATION OF THE COMPANY'S OBLIGATIONS UNDER THE DEBT SECURITIES AND THE INDENTURE

   Except as otherwise described below, the Company may terminate its obligations under the Debt Securities of any series and the Indenture with respect to that series if:

     (a) all Debt Securities of that series previously authenticated and delivered (other than destroyed, lost or stolen Debt Securities which have been replaced or Debt Securities of that series which are paid or Debt Securities of that series for whose payment money or securities has theretofore been held in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it under the Indenture with respect to such series; or

     (b) (1) the Debt Securities of that series mature within one year or all of them are to be called for redemption within one year after arrangements satisfactory to the Trustee for giving notice of redemption; and

          (2) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the holders of Debt Securities of that series for that purpose, money or U.S. Government Obligations, or a combination thereof, with the U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay principal of and interest on the Debt Securities of that series to maturity or redemption, as the case may be, and to pay all other sums payable by it under the Indenture; or

     (c) (1) the Company irrevocably deposits in trust with the Trustee under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the holders of Debt Securities of that series for that purpose, money or U.S. Government Obligations, or a combination thereof, with the U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay principal of and interest on the Debt Securities of that series to maturity or redemption, as the case may be;

          (2) The Company shall have delivered to the Trustee either (A) a ruling directed to the Trustee received from the Internal Revenue
   Service to the effect that the holders of the Debt Securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this clause (c) and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, or (B) an opinion of counsel to the same effect as the ruling described in subclause (A) above accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of the Indenture such that a ruling from the Internal Revenue Service is no longer required;

          (3) The Company has paid or caused to be paid all sums then payable by the Company under the Indenture; and

          (4) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for in this clause (c) relating to termination of obligations of the Company have been complied with.

   The Company's obligations under sections of the Indenture relating to the registrar and the paying agent, their obligations, the maintenance of a list of holders, transfers of Debt Securities, replacement of securities, payment (together with payment obligations under the Debt Securities of that series), compensation and indemnity of the Trustee (Section 7.07), replacement of the Trustee and repayment to the Company of excess money held by the Trustee or the paying Agent (Section 8.03), shall survive until the Debt Securities of that series are no longer outstanding. Thereafter, and after any discharge pursuant to clause (a) above, only the Company's obligations in Sections 7.07 and 8.03 of the Indenture shall survive. If the ruling from the Internal Revenue Service or opinion of counsel referred to in clause (c)(2) above is based on or assumes that the Company's payment obligations under the Indenture or its payment obligations under the Debt Securities will continue (or is silent with respect thereto), then such discharge shall constitute only a "covenant defeasance" and, consequently, the Company shall remain liable for the payment of the Debt Securities of that series. However, if and when a ruling from the Internal Revenue
Service or opinion of counsel referred to in clause (c)(2) above is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's payment obligations under the Indenture and its payment obligations under the Debt Securities of that series, then the Company's payment obligations under the Indenture and the Debt Securities of that series shall cease upon delivery to the Trustee of such ruling or opinion of counsel and compliance with the other conditions precedent provided for in clause (c) above relating to the satisfaction and discharge of the Indenture. In such a case (a "legal defeasance") holders would be able to look only to the trust fund for payment of principal or interest on the Debt Securities.


REGARDING THE TRUSTEES

   The Company intends that the Trustee with respect to the first series of Debt Securities will be United States Trust Company of New York, and its address is 114 West 47th Street, New York, New York 10036. Other
Trustees may be designated for any subsequent series of Debt Securities.
The Indenture and provisions of the TIA incorporated by reference therein contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The Trustee and its affiliates engage in, and will be permitted to continue to engage in, other transactions with the Company and its affiliates; provided, however, that if it acquires any conflicting interest (as defined), it must eliminate such conflict or resign.

   The holders of a majority in principal amount of the then outstanding
Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. The TIA and the Indenture provide that in case an Event of Default shall occur (and be continuing), the Trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to such provision, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Debt Securities of any series issued thereunder, unless they have offered to the Trustee indemnity satisfactory to it.


                         DESCRIPTION OF PREFERRED STOCK

   The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of any series of the Preferred Stock offered by any Prospectus Supplement will be described in such Prospectus Supplement. The description of certain provisions of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Certificate of Incorporation (the "Certificate of Incorporation"), and the certificate of designations (a "Certificate of Designations") relating to each series of the Preferred Stock which will be filed with the Commission and incorporated by reference in the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of the Preferred Stock.


GENERAL

   The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.10 par value per share ("preferred stock of the Company," which term, as used herein, includes the Preferred Stock offered hereby). As of March 30, 1994, the Company had 92,979,749 shares of Common Stock and 344,975 shares of preferred stock outstanding, of which 171,085 shares of Common Stock were owned by the Company as treasury stock, and has authorized the issuance of up to 150,000 additional shares of preferred stock pursuant to its shareholder rights plan. See "-Outstanding Preferred Stock" and "Description of Common Stock."

   Under the Certificate of Incorporation, the Board of Directors of the Company is authorized without further stockholder action to provide for the issuance of up to 505,000 shares of preferred stock of the Company, in one or more series, with such voting powers, full or limited, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of a series of such stock adopted, at any time or from time to time, by the Board of Directors of the Company (as used herein the term "Board of Directors of the Company" includes any duly authorized committee thereof). Under the terms of the Company's currently outstanding $30.00 Convertible
Exchangeable Preferred Stock, the Company may not issue Preferred Stock which by its terms is expressly made senior to the $30.00 Convertible Exchangeable Preferred Stock either as to dividends or as to the distribution of assets on any voluntary or involuntary liquidation of the Company.

   As described under "Description of Depositary Shares," the Company may, at its option, elect to offer Depositary Shares evidenced by depositary receipts (the "Depositary Receipts"), each representing a fraction (to be specified in the Prospectus Supplement relating to the particular series of the Preferred Stock) of a share of the particular series of the Preferred
Stock issued and deposited with a depositary, in lieu of offering full shares of such series of the Preferred Stock.

   The Preferred Stock shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in a Prospectus Supplement relating to a particular series of the Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Stock offered thereby for specific terms, including: (i) the designation and stated value per share of such Preferred Stock and the number of shares offered; (ii) the amount of liquidation preference per share;
(iii) the initial public offering price at which such Preferred Stock will be issued; (iv) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any; (v) any redemption or sinking fund provisions;
(vi) any conversion or exchange rights; (vii) whether the Company has elected to offer Depositary Shares as described below under "Description of Depositary Shares;" and (viii) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

   The Preferred Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. The rights of the holders of each series of the Preferred Stock will be subordinate to those of the Company's general creditors.


DIVIDEND RIGHTS

   Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds of the Company legally available therefor, cash dividends on such dates and at such rates as are set forth in, or as are determined by the method described in, the Prospectus Supplement relating to such series of the Preferred Stock. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on the stock books of the Company (or, if applicable, the records of the Depositary (as hereinafter defined) referred to under "Description of Depositary Shares") on such record dates, fixed by the Board of Directors of the Company, as specified in the Prospectus Supplement relating to such series of Preferred Stock.

   Such dividends may be cumulative or noncumulative, as provided in the Prospectus Supplement relating to such series of Preferred Stock. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of Preferred Stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment date will be lost, and the Company will have no obligation to pay any dividend for such period, whether or not dividends on such series are declared payable on any future dividend payment dates. Dividends on the shares of each series of Preferred Stock for which dividends are cumulative will accrue from the date on which the Company initially issues shares of such series.

   The terms of the Company's current credit agreement prohibit the Company from paying cash dividends on its capital stock, other than mandatory current dividend payments to the holders of the shares of Preferred Stock which are currently outstanding. So long as the provision is in effect, the Company may not offer Preferred Stock with dividend rights without having first obtained a modification or waiver of this provision.

   Unless otherwise specified in the applicable Prospectus Supplement, so long as the shares of any series of the Preferred Stock are outstanding, unless (i) full dividends (including if such Preferred Stock is cumulative, dividends for prior dividend periods) have been paid or declared and set apart for payment on all outstanding shares of the Preferred Stock of such series and all other classes and series of preferred stock of the Company (other than Junior Stock, as defined below) and (ii) the Company is not in default or in arrears with respect to the mandatory or optional redemption or mandatory repurchase or other mandatory retirement of, or with respect to any sinking or other analogous funds for, any shares of Preferred Stock of such series or any shares of any other preferred stock of the Company of any class or series (other than Junior Stock, as defined below), the Company may not declare any dividends on any shares of Common Stock of the Company or any other stock of the Company ranking as to dividends or distributions of assets junior to such series of Preferred Stock (the Common Stock and any such other stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of Junior Stock or make any distribution in respect thereof, whether in cash or property or in obligations of stock of the Company, other than in Junior Stock which is neither convertible into, nor exchangeable or exercisable for, any securities of the Company other than Junior Stock. LIQUIDATION PREFERENCES

   Unless otherwise specified in the applicable Prospectus Supplement, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each series of the Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution of assets is made to the holders of Common Stock or any other shares of stock of the Company ranking junior as to such distribution to such series of the Preferred Stock, the amount set forth in the Prospectus Supplement relating to such series of the Preferred Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other shares of preferred stock of the Company (including any other series of the Preferred Stock) ranking as to any such distribution on a parity with such series of the Preferred Stock are not paid in full, the holders of the Preferred Stock of such series and of such other shares of preferred stock of the Company will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Preferred Stock of each series of the full preferential amounts of the liquidating distribution to which they are entitled, unless otherwise provided in the applicable Prospectus Supplement, the holders of each such series of the Preferred Stock will be entitled to no further participation in any distribution of assets by the Company.


REDEMPTION

   A series of the Preferred Stock may be redeemable, in whole or from time to time in part, at the option of the Company, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such series. Shares of the Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued shares of preferred stock of the Company.

   In the event that fewer than all of the outstanding shares of a series of the Preferred Stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by the Company or by any other method as may be determined by the Company in its sole discretion to be equitable. From and after the redemption date (unless default is made by the Company in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any) dividends will cease to accumulate on the shares of the Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid dividends, if any) will cease.

   Unless otherwise specified in the applicable Prospectus Supplement, so long as any dividends on shares of any series of the Preferred Stock or any other series of preferred stock of the Company ranking on a parity as to dividends and distribution of assets with such series of the Preferred Stock are in arrears, no shares of any such series of the Preferred Stock or such other series of preferred stock of the Company will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and the Company will not purchase or otherwise acquire any such shares; provided, however, that the foregoing will not prevent the purchase or acquisition of such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.


CONVERSION AND EXCHANGE RIGHTS

   The terms, if any, on which shares of Preferred Stock of any series may be exchanged for or converted into shares of Common Stock, or another series of Preferred Stock, or any other Security will be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion, either mandatory, at the option of the holder, or at the option of the Company, in which case the number of shares of Common
Stock, the shares of another series of Preferred Stock or the amount of any other securities to be received by the holders of Preferred Stock would be calculated as of a time and in the manner stated in the Prospectus Supplement.


VOTING RIGHTS

   Except as indicated in a Prospectus Supplement relating to a particular series of the Preferred Stock, or except as required by applicable law, the holders of the Preferred Stock will not be entitled to vote for any purpose.


OUTSTANDING PREFERRED STOCK

   As of the date hereof, the Company has issued and outstanding 344,975 shares of $30.00 Convertible Exchangeable Preferred Stock which are fully paid and nonassessable. The Company has also authorized up to 150,000 shares of Series A Junior Participating Preferred Stock in connection with its preferred stock purchase rights plan. See "Description of Common Stock-Rights Agreement."

   The $30.00 Convertible Exchangeable Preferred Stock bears a cumulative dividend of $30.00 per share per annum. It is senior to the Common Stock and to any Series A Junior Participating Cumulative
Preferred Stock which may be issued, as to the payment of dividends and distributions of assets on liquidation, dissolution and winding up of the Company. Shares of the $30.00 Convertible Exchangeable Preferred Stock provide for a liquidation preference of $500.00 per share, plus accrued and unpaid dividends.

   Holders of $30.00 Convertible Exchangeable Preferred Stock have no general voting rights but have the right to vote in certain events. Whenever dividends have not been paid on such shares or any other class or series of stock on a parity with such shares both as to dividends and as to the distribution of assets upon liquidation ("Parity Shares") in an aggregate amount equal to six quarterly dividends (whether or not consecutive), the number of members of the Company's Board of Directors will be increased by two, and the holders of such shares, voting separately as a class with the holders of such Parity Shares, will be entitled to elect such two additional directors. Such voting rights will continue until all dividends in default have been paid in full.

   Each holder of $30.00 Convertible Exchangeable Preferred Stock has the right, at the holder's option, to convert any or all such shares into Common Stock at any time at a ratio (subject to adjustment) of 19.873 shares of Common Stock for each share of $30.00 Convertible Exchangeable Preferred Stock. The $30.00 Convertible Exchangeable Preferred Stock is exchangeable at the option of the Company, in whole but not in part, on any dividend payment date for 6% Convertible Subordinated Debentures due
2012 at the rate of $500 principal amount of debentures for each preferred share. If exchanged, commencing the first March 15 following the date of initial issuance of the debentures, the Company is required to make annual payments into a sinking fund in the amount of 5% of the aggregate principal amount of debentures issued to provide for the redemption of the debentures.

   The $30.00 Convertible Exchangeable Preferred Stock is redeemable for cash at any time at the option of the Company, in whole or in part. The redemption price declines from the current redemption price of $509 per share to $500 per share on and after March 15, 1997, plus unpaid dividends.

   The $30.00 Convertible Exchangeable Preferred Stock is held by The
First National Bank of Boston, as depositary, and 3,450,000 depositary shares have been issued of which 3,449,750 are outstanding and are listed on the New York Stock Exchange. Each depositary share represents one-tenth of a preferred share, with the holder entitled, proportionately, to all the rights and preferences of the underlying preferred stock.
                        DESCRIPTION OF DEPOSITARY SHARES

   The following description sets forth certain general terms and provisions of the Depositary Shares to which any Prospectus Supplement may relate.
The particular terms of the Depositary Shares offered by any Prospectus Supplement and the extent, if any, to which such general provisions do not apply to the Depositary Shares so offered will be described in the Prospectus Supplement relating to such Depositary Shares.

   Depositary Shares may be issued from time to time under a Deposit Agreement (the "Deposit Agreement") between the Company and a depositary (the "Depositary") to be identified in the applicable prospectus supplement. The terms of the Depositary Shares will be stated in the Deposit Agreement. A copy of the proposed form of Deposit Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

   The Company may, at its option, elect to offer fractional shares of Preferred Stock rather than full shares of Preferred Stock. In the event such option is exercised, the Company will issue to the public receipts for Depositary Shares ("Depositary Receipts"), each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of the Preferred Stock) of a share of a particular series of the Preferred Stock as described below.

   The shares of any series of the Preferred Stock represented by Depositary Shares will be deposited under the Deposit Agreement which will be a separate agreement among the Company, a bank or trust company selected by the Company to act as the Depositary and the holders from time to time of the Depositary Receipts. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will in general be entitled to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights), in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share.

   The Depositary Shares relating to any series of the Preferred Stock will be evidenced by Depositary Receipts issued pursuant to the related Deposit Agreement. Depositary Receipts will be distributed to those persons purchasing such Depositary Shares in accordance with the terms of the offering made by the related Prospectus Supplement.

   Upon surrender of Depositary Receipts at the office of the Depositary and upon payment of the charges provided in the Deposit Agreement and subject to the terms thereof, a holder of Depositary Receipts is entitled to have the Depositary deliver to such holder the whole shares of Preferred
Stock and any money or other property represented by the Depositary
Shares evidenced by the surrendered Depositary Receipts. Owners of Depositary Shares will be entitled to receive only whole shares of Preferred Stock. In no event will fractional shares of Preferred Stock be distributed by the Depositary.


DIVIDENDS AND OTHER DISTRIBUTIONS

   The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Receipts relating to such Preferred Stock in proportion, insofar as practicable, to the respective numbers of Depositary Shares evidenced by such Depositary Receipts held by such holders on the relevant record date. The Depositary will distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Receipts a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Receipts then outstanding.

   In the event of a distribution other than in cash, the Depositary will distribute such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Depositary Receipts held by such holders on the relevant record date, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale of such securities or property and distribution of the net proceeds from such sale to such holders.

   The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of the Preferred Stock shall be made available to holders of Depositary Receipts.

   The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes and governmental charges.


REDEMPTION OF DEPOSITARY SHARES

   If a series of the Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of the Preferred Stock held by the Depositary. The Depositary will mail notice of redemption within a specified period prior to the date fixed for redemption to the record holders of the Depositary Receipts evidencing the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock plus all money and other property, if any, payable with respect to such Depositary Share, including all amounts payable by the Company in respect of any accumulated but unpaid dividends. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of Preferred Stock so redeemed.
If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

   After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of Depositary Receipts evidencing such Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which such holders were entitled upon such redemption upon surrender to the Depositary of the Depositary
Receipts evidencing such Depositary Shares.


VOTING THE PREFERRED STOCK

   Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Receipts on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of the Preferred Stock represented by the Depositary Shares evidenced by such holder's Depositary Receipts. The Depositary will endeavor, insofar as practicable, to vote the number of shares of the Preferred Stock represented by all Depositary Shares as to which any particular voting instructions are received, and the Company will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing Depositary Shares representing such
Preferred Stock.


AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

   The form of Depositary Receipt evidencing the Depositary Shares relating to any series of Preferred Stock and any provision of the related Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. However, any amendment which imposes or increases any fees, taxes or charges upon holders of Depositary Shares or Depositary Receipts relating to any series of Preferred Stock (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated in the relevant Prospectus Supplement) or which otherwise prejudices any substantial existing right of such holders will not take effect as to outstanding Depositary Shares until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Shares.

   Whenever directed by the Company, the Depositary will terminate the Deposit Agreement by mailing notice of such termination to the owners of all outstanding Depositary Shares at least 60 days prior to the date of termination. The Depositary may likewise terminate the Deposit Agreement at any time 60 days after the Depositary shall have delivered to the Company a written notice of its election to resign and if a successor depositary shall not theretofore have been appointed and accepted its appointment. If any Depositary Shares remain outstanding after the date of termination, the Depositary thereafter will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the owners thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except that the Depositary will continue (i) to collect dividends on the Preferred Shares and any other distributions with respect thereto and (ii) to deliver Preferred Shares together with such dividends and distributions, and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest, in exchange for Depositary Shares surrendered. At any time after the expiration of two years from the date of termination, the Depositary may sell the Preferred Shares then held by it, at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest, for the pro rata benefit of the owners of Depositary Shares which shall not theretofore have been surrendered. The Company does not intend to terminate the Deposit Agreement or to permit the resignation of the Depositary without appointing a successor depositary.


GENERAL

   The Depositary will make available for inspection by holders of Depositary Shares all reports and communications from the Company which are delivered to the Depositary and made generally available to the holders of Preferred Shares.

   The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Depositary Receipts evidencing the Depositary Shares, any redemption of the Preferred Stock and any withdrawals of Preferred Stock by the holders of Depositary Shares. Holders of Depositary Shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

   The Deposit Agreement will contain provisions relating to adjustments in the fraction of a share of Preferred Stock represented by a Depositary Share in the event of a change in stated value, split-up, combination or other reclassification of the Preferred Stock or upon any recapitalization, merger or sale of substantially all of the assets of the Company.

   Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement are limited to performance in good faith of their duties thereunder and they are not obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Shares unless satisfactory indemnity is furnished. They may rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

   The Depositary and the Depositary's agents may own and deal in any class of securities of the Company and its affiliates and in Depositary Shares. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates, may loan money to the Company and its affiliates and may engage in any other business with or for the Company and its affiliates.

   The Depositary may at any time resign or be removed by the Company, effective upon the acceptance by its successor of its appointment.


                          DESCRIPTION OF COMMON STOCK

   The Company has authority to issue 250,000,000 shares of Common Stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, $0.10 par value per share. As of March 30, 1994, the Company had 92,979,749 shares of Common Stock and 344,975 shares of Preferred Stock outstanding, of which 171,085 shares of Common Stock were owned by the Company as treasury stock. See "Description of Preferred Stock." The holders of Common Stock are entitled to one vote per share on all matters to be voted on by shareholders, including the election of directors. Shareholders are not entitled to cumulative voting rights, and, accordingly, the holders of a majority of the shares voting for the election of directors can elect the entire Board if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.


   The holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, from funds legally available therefor and subject to prior dividend rights of holders of any shares of preferred stock which may be outstanding. However, the terms of the Company's current credit agreement prohibit the Company from paying cash dividends on its Common Stock. Upon liquidation or dissolution of the Company subject to prior liquidation rights of the holders of preferred stock, the holders of Common Stock are entitled to receive on a pro rata basis the remaining assets of the Company available for distribution. Holders of Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of Common Stock are, and all shares being offered by this Prospectus will be, fully paid and not liable to further calls or assessment by the Company.


RIGHTS AGREEMENT

   The Company adopted a stockholder rights plan (the "Rights Plan") in February 1990. The plan is intended to enhance long term stockholder value and to protect stockholders from unfair or coercive takeover practices. In accordance with this plan, the Company paid a dividend of one preferred stock purchase right on each outstanding share of Common Stock pursuant to a Rights Agreement (the "Rights" and the "Rights Agreement"). Each
Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, $0.10 par value, for a price of $65.00, subject to adjustment. Although the Rights are not intended to prevent a takeover of the Company at a full and fair price, they may have certain anti-takeover effects. They may deter an attempt to acquire the Company in a manner which seeks to deprive the Company's stockholders of the full and fair value of their investment and may deter attempts by significant stockholders to take advantage of the Company and its stockholders through certain selfdealing transactions. The Rights may cause substantial dilution to a person or group that acquires or attempts to acquire the Company unless the Rights are redeemed by the Board of Directors. Accordingly, the Rights should encourage any potential acquiror to seek to negotiate with the Board of Directors of the Company. Unless the approval is first obtained from the Board of Directors, the Rights may deter transactions, including tender offers, which the majority of stockholders may believe are beneficial to them. The Rights are redeemable by the Company and expire on December 31, 2000. Under the Rights
Agreement, one Right will be issued with each share of Common Stock issued by the Company.

   A stockholder of the Company has notified the Company that it intends to offer a proposal regarding the Rights Plan for consideration and approval by the stockholders of the Company at its Annual Meeting of Stockholders to be held on April 27, 1994. The proposal, if approved by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter, would request the Board of Directors of the Company to redeem the Rights unless their issuance is approved by a binding vote of the stockholders. The Board of Directors of the Company has recommended that stockholders vote against the proposal. Even if approved, the proposal would not, by its terms, require the Company to redeem the Rights or cause them to be redeemed, but would request that the Board of Directors redeem the Rights unless their issuance is approved by a binding vote of the stockholders.


                   DESCRIPTION OF WARRANTS

   The following description sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions do not apply to the Warrants so offered will be described in the Prospectus
Supplement relating to such warrants.

   Any Warrants offered pursuant to this Prospectus will be warrants to purchase shares of Common Stock. The following statements with respect to the Warrants are summaries of, and subject to, the detailed provisions of a warrant agent agreement ("Warrant Agent Agreement") to be entered into by the Company and a warrant agent to be selected at the time of issue (the "Warrant Agent") which Warrant Agent Agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Standard Common Stock Warrant Agent Provisions filed as an exhibit to the Registration Statement.


GENERAL

   The Warrants, evidenced by warrant certificates (the "Warrant Certificates"), may be issued under the Warrant Agent Agreement independently or together with any other Securities offered by any Prospectus Supplement and may be attached to or separate from such other Securities. If Warrants are offered, the related Prospectus Supplement will describe the terms of the Warrants, including the following: (1) the offering price, if any; (2) the number of shares of Common Stock purchasable upon exercise of one Warrant and the initial price at which such shares may be purchased upon exercise; (3) the date on which the right to exercise the Warrants shall commence and the date on which such right shall expire; (4) federal income tax consequences; (5) call provisions, if any; (6) the antidilution provisions of the Warrants; and (7) any other terms of the Warrants. The shares of Common Stock issuable upon exercise of the Warrants will, when issued in accordance with the Warrant Agent
Agreement, be fully paid and nonassessable.


EXERCISE OF WARRANTS

   Warrants may be exercised by surrendering to the Warrant Agent the Warrant Certificate signed by the warrantholder, or its duly authorized agent, indicating the warrantholder's election to exercise all or a portion of the Warrants evidenced by the Warrant Certificate. Surrendered Warrant Certificates shall be accompanied by payment of the aggregate exercise price of the Warrants to be exercised, as set forth in the related Prospectus Supplement, which payment may be made in the form of cash or a check equal to the exercise price. A certificate or certificates evidencing duly exercised Warrants will be delivered by the Warrant Agent to the transfer agent for the Common Stock. Upon receipt thereof, the transfer agent shall deliver or cause to be delivered to, or upon the written order of, the exercising warrantholder, a certificate representing the number of shares of Common Stock purchased. If fewer than all of the Warrants evidenced by any Warrant Certificate are exercised, the Warrant Agent shall deliver to the exercising warrantholder a new Warrant Certificate or Warrant
Certificates representing the unexercised Warrants.


ANTIDILUTION PROVISIONS

   The exercise price payable and the number of shares of Common Stock purchasable upon the exercise of each Warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of Common Stock or a stock split, reverse stock split, combination, subdivision or reclassification of Common Stock. In lieu of adjusting the number of shares of Common Stock purchasable upon exercise of each Warrant, the Company may elect to adjust the number of Warrants. No adjustments in the number of shares purchasable upon exercise of the Warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. The Company may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of Warrants, but the Company will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of the Company as an entirety or substantially as an entirety, the holder of each outstanding Warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which such Warrants were exercisable immediately prior thereto.


NO RIGHTS AS STOCKHOLDERS

   Holders of Warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors of the Company or any other matter, or to exercise any rights whatsoever as stockholders of the Company.


                      PLAN OF DISTRIBUTION

   The Company may sell the Securities to one or more underwriters for public offering and sale by them or may sell the Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of Securities will be named in the applicable Prospectus Supplement. The Company has reserved the right to sell Securities directly to investors on its own behalf in those jurisdictions where and in such manner as it is authorized to do so.

   Underwriters may offer and sell Securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company or underwriters also may offer and sell Securities in exchange for one or more of its outstanding issues of the Securities or other securities. The Company also may, from time to time, authorize dealers, acting as the Company's agents, to offer and sell Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Securities, underwriters may receive compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

   Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Dealers and agents participating in the distribution of Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities including liabilities under the Securities Act of 1933.

   Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement.
Remarketing firms may be entitled under agreements which may be entered into with the Company to indemnification against and contribution toward certain liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

   If so indicated in the Prospectus Supplement, the Company will authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase the Securities from the Company at the public offering price set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of the Securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United
States to which such institution is subject, and (ii) if the Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Securities less the principal amount thereof covered by Contracts.


                          LEGAL MATTERS

   Certain legal matters with respect to the Offered Securities will be passed upon by Bronson, Bronson & McKinnon, San Francisco, California, counsel for the Company, and for any agents or underwriters by Latham & Watkins, San Francisco, California.


                              EXPERTS

   The consolidated financial statements and related schedules of Advanced Micro Devices, Inc. incorporated by reference in the Company's Annual
Report (Form 10-K) for the year ended December 26, 1993, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to the lawsuits mentioned in Note 12 to the consolidated financial statements) included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

==============================================================================

   NO DEALER, SALESPERSON OR OTHER INDIVIDUAL PERSON HAS BEEN AUTHORIZED TO
GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED BY THE COMPANY OR ANY AGENT, DEALER OR UNDERWRITER. THIS
PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD
BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE
HEREUNDER SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN
IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

            ----------

         TABLE OF CONTENTS
                                         PAGE
                                        -----
          PROSPECTUS
Available Information .................    2
Incorporation of Certain Documents
  by Reference ........................    2
The Company ...........................    3
Investment Considerations  ............    3
Use of Proceeds .......................    4
Ratios of Earnings to Fixed Charges
  and Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends  ..........................    4
General Description of Securities ....     4
Description of Debt Securities ........    5
Description of Preferred Stock .......    11
Description of Depositary Shares ....     14
Description of Common Stock .........     17
Description of Warrants ...............   18
Plan of Distribution ..................   19
Legal Matters .........................   20
Experts ...............................   20




         $ 400,000,000




    ADVANCED MICRO DEVICES, INC.



          DEBT SECURITIES
          PREFERRED STOCK
         DEPOSITARY SHARES
            COMMON STOCK
 WARRANTS TO PURCHASE COMMON STOCK
RRANTS TO PURCHASE COMMON STOCK




        ---------------------
             PROSPECTUS
        ---------------------




                    , 1994

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


 Securities and Exchange Commission Registration Fee ....        $137,931.03
*Rating Agency Fees......................................         150,000.00
*Printing Expenses ......................................          28,000.00
*Blue Sky Fees and Expenses (including legal fees) ......           5,000.00
*Trustee Fees and Expenses  .............................          35,000.00
*Fees of Depositary and Transfer Agent ..................           4,000.00
*Legal Fees .............................................         175,000.00
*Accountants' Fees ......................................          80,000.00
*Miscellaneous...........................................          15,000.00
                                                                  ----------
  Total .................................................        $629,931.03
- ----------
* Estimated


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Delaware Corporation Law provides for the indemnification of directors and officers under certain conditions. The By-Laws of the Company permit indemnification to the maximum extent permitted by Delaware law. In addition, the Company is bound by agreements with certain of its directors and officers which obligate the Company to indemnify such persons in various circumstances. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The Company has in effect a directors and officers liability insurance policy indemnifying the directors and officers of the Company and the directors and officers of the Company's subsidiaries within a specific limit for certain liabilities incurred by them, including liabilities under the Act. The Company pays the entire premium of this policy.

   The Company's Certificate of Incorporation contains a provision which eliminates the personal liability of directors of the Company for monetary damages for certain breaches of fiduciary duty, as permitted by Section 102(b)(7) of the General Corporation Law of Delaware.

ITEM 16. EXHIBITS

EXHIBIT
NUMBER
- --------
 4.1....Certificate of Incorporation, as amended, filed as Exhibit 3.1 to the
        Company's Annual Report on Form 10-K for the fiscal period ended December 27, 1987, is hereby incorporated herein by reference.

 4.2....Certificate of Designations for Series A Junior Participating Preferred
        Stock, filed as Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal period ended December 31, 1989, is hereby incorporated herein by reference.

 4.3....By-Laws, as amended, filed as Exhibit 3.4 to the Company's Annual Report on Form 10-K for the fiscal period ended December 27, 1987, are hereby incorporated herein by reference.

 4.4....Rights Agreement, dated as of February 7, 1990, between the Company and
        Bank of America N.T. & S.A., filed as Exhibit 1 to the Company's Registration Statement on Form 8-A filed on February 21, 1990, is hereby incorporated herein by reference.

 4.5....Rights Certificate relating to the Company's shareholder rights plan
        (attached as Exhibit B to Exhibit 4.4 hereto).

 4.6 ...Form of Indenture Agreement.

 4.7 ...Form of Deposit Agreement.

 4.8 ...Form of Depositary Receipt (attached as Exhibit A to Deposit Agreement included as Exhibit 4.7 hereto).

 4.9 ...Standard Common Stock Warrant Agent Provisions.

 5 .....Opinion of Bronson, Bronson & McKinnon.

 12.....Statement of Computation of Ratios of Earnings to Fixed Charges and
        Earnings to Fixed Charges and Preferred Stock Dividends.

 23.1...Consent of Bronson, Bronson & McKinnon (included in its opinion filed as Exhibit 5 hereto).

 23.2...Consent of Ernst & Young.

 24.....Powers of Attorney (See page II-4).

 25.....Statement of Eligibility and Qualification of Trustee under Trust
        Indenture Act of 1939.


ITEM 17. UNDERTAKINGS.

   (a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

       (5) That, for the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective;

       (6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

       (7) To file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

   (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the provisions referred to above at Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                             SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale and the State of California, on this 31st day of March, 1994. ADVANCED MICRO DEVICES, INC.

                                      By  /s/   Marvin D. Burkett
                                         ------------------------------------
                                                  MARVIN D. BURKETT
                                                 Senior Vice President
                                     Chief Administrative Officer and Secretary
                                        Chief Financial Officer and Treasurer

                         POWER OF ATTORNEY

   Know All Men By These Presents, that each person whose signature appears below constitutes and appoints W.J. Sanders III and Marvin D. Burkett, and each of them, his true and lawful attorneys-in-fact, and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do so or cause to be done by virtue hereof.

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

     SIGNATURE                           TITLE                      DATE
     ---------                           -----                      ----

/s/ W.J. SANDERS III         Chairman of the Board and Chief     March 31, 1994
- ------------------------       Executive Officer (Principal
   (W.J. SANDERS III)          Executive Officer)

/s/ ANTHONY B. HOLBROOK      Vice Chairman and Chief Technical   March 31, 1994
- ------------------------       Officer
   (ANTHONY B. HOLBROOK)

/s/ RICHARD PREVITE          Director, President and Chief       March 31, 1994
- ------------------------     Operating Officer
   (RICHARD PREVITE)

/s/ CHARLES M. BLALACK       Director                            March 31, 1994
- -------------------------
   (CHARLES M. BLALACK)

/s/   R. GENE BROWN          Director                            March 31, 1994
- -------------------------
     (R. GENE BROWN)

/s/    JOE L. ROBY           Director                            March 31, 1994
- -------------------------
      (JOE L. ROBY)

/s/ MARVIN D. BURKETT        Senior Vice President, Chief        March 31, 1994
- -------------------------      Administrative Officer and
   (MARVIN D. BURKETT)         Secretary, Chief Financial
                               Officer and Treasurer
                               (Principal Financial Officer)

/s/  LARRY R. CARTER         Vice President and Corporate        March 31, 1994
- -------------------------      Controller (Principal Accounting
    (LARRY R. CARTER)          Officer)

              CONSENT OF NOMINEE FOR DIRECTOR

   The undersigned has been nominated for election as a Director of Advanced Micro Devices, Inc. (the "Corporation") and is named as a nominee for Director in the Proxy Statement of the Corporation with respect to its Annual Meeting of stockholders to be held April 27, 1994. The Proxy Statement is incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of the Corporation. The undersigned consents to the reference to him as a nominee for Director contained in the Registration Statement and the related Prospectus of the Corporation by means of the incorporation by reference therein of the Proxy Statement.

                                       /s/     Friedrich Baur
                                       -------------------------------
                                               FRIEDRICH BAUR


March 31, 1994

              CONSENT OF NOMINEE FOR DIRECTOR

   The undersigned has been nominated for election as a Director of Advanced Micro Devices, Inc. (the "Corporation") and is named as a nominee for Director in the Proxy Statement of the Corporation with respect to its Annual Meeting of stockholders to be held April 27, 1994. The Proxy Statement is incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of the Corporation. The undersigned consents to the reference to him as a nominee for Director contained in the Registration Statement and the related Prospectus of the Corporation by means of the incorporation by reference therein of the Proxy Statement.

                                       /s/   Leonard Silverman
                                       ----------------------------------
                                             LEONARD SILVERMAN


March 31, 1994

                               INDEX TO EXHIBITS

                                                                                Sequentially
                                                                                  Numbered
 Number                              Exhibit                                        Page
 ------                             ----------                                   ----------
  4.1....Certificate of Incorporation, as amended, filed as Exhibit 3.1 to the
         Company's Annual Report on Form 10-K for the fiscal period ended
         December 27, 1987, is hereby incorporated herein by reference.

  4.2....Certificate of Designations for Series A Junior Participating Preferred
         Stock, filed as Exhibit 3.3 to the Company's Annual Report on Form 10-K
         for the fiscal period ended December 31, 1989, is hereby incorporated herein by reference.

  4.3....By-Laws, as amended, filed as Exhibit 3.4 to the Company's Annual
         Report on Form 10-K for the fiscal period ended December 27, 1987, are hereby incorporated herein by reference.

  4.4....Rights Agreement, dated as of February 7, 1990, between the Company and
         Bank of America N.T. & S.A., filed as Exhibit 1 to the Company's
         Registration Statement on Form 8-A filed on February 21, 1990, is hereby incorporated herein by reference.

  4.5....Rights Certificate relating to the Company's shareholder rights plan
         (attached as Exhibit B to Exhibit 4.4 hereto).

  4.6....Form of Indenture Agreement.

  4.7....Form of Deposit Agreement.

  4.8....Form of Depositary Receipt (attached as Exhibit A to Deposit Agreement included as Exhibit 4.7 hereto).

  4.9 ...Standard Common Stock Warrant Agent Provisions.

  5......Opinion of Bronson, Bronson & McKinnon.

 12......Statement of Computation of Ratios of Earnings to Fixed Charges and
         Earnings to Fixed Charges and Preferred Stock Dividends.

 23.1 ...Consent of Bronson, Bronson & McKinnon (included in its opinion filed as Exhibit 5 hereto).

 23.2....Consent of Ernst & Young.

 24......Powers of Attorney (See page II-4).

 25......Statement of Eligibility and Qualification of Trustee under Trust
         Indenture Act of 1939.

